UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Rithm Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware	45-3449660
(State of incorporation or organization)	(IRS Employer Identification No.)

799 Broadway New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.750% Series F Fixed-Rate Reset Cumulative Redeemable Preferred Stock	New York Stock Exchange

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement file number to which this form relates: 333-289162

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are shares of 8.750% Series F Fixed-Rate Reset Cumulative Redeemable Preferred Stock, $0.01 par value, with a liquidation preference of $25.00 per share (the “Series F Preferred Stock”) of Rithm Capital Corp. (the “Company”). The description of the terms of the Series F Preferred Stock set forth under the heading “Description of the Series F Preferred Stock” in the Company’s Prospectus Supplement, dated January 13, 2026, and under the heading “Description of Capital Stock” in the accompanying prospectus that constitutes a part of the Company’s Shelf Registration Statement on Form S-3ASR (File No. 333-289162) filed under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Rithm Capital Corp. (formerly New Residential Investment Corp.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed May 3, 2013).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Rithm Capital Corp. (formerly New Residential Investment Corp.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed October 17, 2014)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Rithm Capital Corp. (formerly New Residential Investment Corp.) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed August 2, 2022).

3.4	Amended and Restated Bylaws of Rithm Capital Corp. (formerly New Residential Investment Corp.) (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed August 2, 2022).

3.5	Certificate of Designations of Rithm Capital Corp. (formerly New Residential Investment Corp.), designating the Company’s 7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-A, filed July 2, 2019).

3.6	Certificate of Designations of Rithm Capital Corp. (formerly New Residential Investment Corp.), designating the Company’s 7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 3.5 to the Company’s Form 8-A, filed August 15, 2019).

3.7	Certificate of Designations of Rithm Capital Corp. (formerly New Residential Investment Corp.), designating the Company’s 6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 3.6 to the Company’s Form 8-A, filed February 14, 2020).

3.8	Certificate of Designations of Rithm Capital Corp. (formerly New Residential Investment Corp.), designating the Company’s 7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 3.7 to the Company’s Form 8-A, filed September 17, 2021).

3.9	Certificate of Designations of Rithm Capital Corp., designating the Company’s 8.750% Series E Fixed-Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (incorporated by reference to Exhibit 3.9 to the Company’s Form 8-A, filed September 25, 2025).

3.10	Certificate of Designations of Rithm Capital Corp., designating the Company’s 8.750% Series F Fixed-Rate Reset Cumulative Redeemable Preferred Stock, par value $0.01 per share.

4.1	Form of certificate representing the 8.750% Series F Fixed-Rate Reset Cumulative Redeemable Preferred Stock of Rithm Capital Corp.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 21, 2026

RITHM CAPITAL CORP.
(Registrant)

By:	/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Chief Accounting Officer